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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 3, 2002

                                   ACTV, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                         001-10377                    94-2907258
(State or other                 (Commission File               (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                        233 PARK AVENUE SOUTH, 10th FLOOR
                             NEW YORK, NEW YORK 1003
          (Address of principal executive offices, including zip code)

                                 (212) 497-7000
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         As of May 3, 2002, ACTV, Inc. (the "Company") and Liberty Media Corporation ("Liberty") entered into a letter agreement (the "Letter Agreement") regarding the possible acquisition by Liberty of all of the outstanding shares of common stock of ACTV. Under the terms of the Letter Agreement, Liberty (which currently owns approximately 16% of the outstanding shares of common stock of
ACTV), directly or through one of its subsidiaries or affiliates, would acquire all of the outstanding shares of common stock of the Corporation not already owned by Liberty at a price per share equal to $2.00 (the "Proposed Transaction"). The purchase price would be payable in either cash, shares of Liberty Series A Common Stock, or, upon the mutual agreement by and among the Company and Liberty, the publicly traded common stock of a subsidiary or affiliate of Liberty.

         Pursuant to the Letter Agreement, the Company entered into a 65-day exclusive negotiating period (the "Exclusive Period") with respect to the Proposed Transaction, during which Liberty will conduct its due diligence and Liberty and the Company will negotiate the definitive terms of the Proposed Transaction. In the event the Exclusive Period ends without the execution of a definitive agreement, or with a decision by either the Company or Liberty not to proceed with the Proposed Transaction, Liberty may elect, by the first business day following the last day of the Exclusive Period, to enter into a merger agreement or other agreement providing for a business combination between the Company and Liberty in which the stockholders of the Company would receive consideration of $2.00 per share in cash, shares of Liberty Series A Common Stock, or, upon the mutual agreement by and among the Company and Liberty, the publicly traded common stock of a subsidiary or affiliate of Liberty.

         There can be no assurance that a definitive agreement with respect to the Proposed Transaction will be reached or that the Proposed Transaction will be consummated. The consummation of the Proposed Transaction would require board approval of the Company and Liberty as well as the approval of the Company's stockholders.

ITEM 7.  EXHIBITS

(c)      Exhibits.

99.1 Press Release dated May 8, 2002 announcing the execution of a Letter Agreement by and between ACTV, Inc. and Liberty Media Corporation.


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                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ACTV, INC.



                                                By:  /S/ CHRISTOPHER C. CLINE
                                                     ------------------------
                                                         Christopher C. Cline
                                                         Chief Financial Officer


Dated: May 10, 2002



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